Exhibit 5.1

[Letterhead of Goodwin Procter LLP]

August 3, 2017

Empire State Realty Trust, Inc.

111 West 33rd Street, 12th Floor

New York, New York 10120

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-219658) (as amended or supplemented, the “Registration Statement”) filed on August 3, 2017 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement became effective upon filing on August 3, 2017.     Reference is made to our opinion letter dated August 3, 2017, and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on August 3, 2017 by the Company with the Commission pursuant to Rule 424(b) under the Securities Act. The Prospectus Supplement relates to the offering of 142,924,814 shares (the “Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”). The Shares may be issued from time to time by the Company to the extent that (i) the holders of 141,844,339 common units of limited partnership interest (the “OP Units”) in Empire State Realty OP, L.P., a Delaware limited partnership (the “Operating Partnership”), in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated as of October 1, 2013, as amended (the “Partnership Agreement”), tender the OP Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered OP Units in exchange for the Shares and (ii) holders of 1,080,475 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of the Company redeem such Class B Common Stock for the Shares in accordance with the terms of the Company’s articles of incorporation, as amended and then in effect (the “Charter”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Empire State Realty Trust, Inc.

August 3, 2017

For purposes of the opinions set forth below, we have assumed that, in the future, the Company does not issue shares of Class A Common Stock or reduce the total number of shares of Class A Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of authorized but unissued shares of Class A Common Stock under the Company’s certificate of incorporation is less than the number of unissued Shares.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law).

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and when and to the extent issued (i) in exchange for the OP Units as provided in the Partnership Agreement, or (ii) in exchange for the Class B Common Stock as provided in the Charter, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated August 3, 2017 which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP

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